Exhibit 99.1

Charles Houghton, Esq. to Lead Gala Global Attain Hemp License and Operating Location in Colorado

Legal Industry Expert on Hemp and Cannabis to Join Gala Global, Inc. Board of Directors

LOS ANGELES, CA May 13, 2015- Gala Global, Inc. (OTCPK: GLAG) today announced that Charles T. Houghton, Esq  joins the Board of Directors of Gala Global, Inc. Mr. Houghton will also take the lead for Gala Global to attain a Hemp cultivation license in Colorado. Mr. Houghton is a licensed attorney with over 29 years’ experience and is dedicated to providing business, compliance, licensing and regulatory advice to the hemp and cannabis industries. Mr. Houghton provides expertise in regulatory compliance matters, business law, municipal law, real estate, commercial leasing, zoning, planning, construction and litigation.  Prior to joining Gala Global, Inc., Mr. Houghton sat on the City of Colorado Springs Medical Marijuana Task Force to help the City of Colorado Springs, Colorado, the second largest metropolitan area in the State of Colorado, develop its regulatory framework and has testified before the State House and Senate regarding marijuana businesses. Mr. Houghton helped the city establish regulations around medical marijuana sales. Mr. Houghton also co-founded the Marijuana Business Academy, which helps entrepreneurs, established businesses and investors find success in the marketplace.

Mr. Houghton stated, "I am excited to lead Gala Global in attaining a Hemp cultivation license and setting up operations along with other opportunities worldwide. This new business interest will generate tax dollars, while creating jobs and new employment opportunities.  Our firm’s specialty is to identify unmet opportunities with creative business people. My involvement with Gala Global is to help expand our current ventures both nationally and internationally.

"We are excited to have Mr. Houghton's involvement with Gala Global’s vision. This Hemp license opportunity allows Gala Global to become more vertically integrated providing more control over the high quality of our source supply Cannabidiol (CBD). I look forward to his enthusiastic involvement as we build our operations," stated CEO Drew Milburn.

About Gala Global, Inc.

GALA Global, Inc. is a publicly traded development stage company which plans to expand in the Hemp and Cannabis industries. The Company is refocusing its purpose on the development, research, and commercialization of products derived from Hemp and Cannabis Plant, while expanding the clothing operations and upcoming Hemp based fiber apparel and accessories division.

For more information, visit www.galaglobalinc.com.

About CBD Life

CBD Life is a wholly owned subsidiary of Gala Global based in California currently markets new CBD flavored Thin-film strip. Thin Film delivery uses a dissolving film strip that is absorption in the mouth. This approach rapidly dissolves directed as a systemic delivery approach. Thin-film is an advanced method to providing CBD for dietary supplement. Thin Film will provide means for the cannabidiol more bioavailable by allowing the strip dissolves immediately to enter the body. CDL Life - "Innovative Healthy Living."

For more information, visit www.cbdlife.us.

Disclaimer: The Company relies upon the Safe Harbor Laws of 1933, 1934 and 1995 for all public news releases. Statements, which are not historical facts, are forward-looking statements. The company, through its management, makes forward-looking public statements concerning its expected future operations, performance and other developments. Such forward-looking statements are necessarily estimates reflecting the company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. It is impossible to identify all such factors. Factors which could cause actual results to differ materially from those estimated by the company include, but are not limited to, government regulation; managing and maintaining growth; the effect of adverse publicity; litigation; competition; and other factors which may be identified from time to time in the company's public announcements.

CONTACT: Drew Milburn

         info@galaglobalinc.com

         (714) 660-3081